Exhibit 10.2

EXECUTION VERSION

NOTE PURCHASE AGREEMENT

Dated as of September 18, 2025

SG Americas Securities, LLC
245 Park Avenue

New York, New York 10167

Attention: Asset Backed Products & Legal Department

Ladies and Gentlemen:

Golub Capital Private Credit Fund CLO 2, a statutory trust formed under the laws of the State of Delaware (the “Issuer”), proposes to issue and sell, as applicable, the Class A-1 Senior Secured Floating Rate Notes (the “Class A-1 Notes”), the Class A-2 Senior Secured Floating Rate Notes (the “Class A-2 Notes”), the Class B Senior Secured Floating Rate Notes (the “Class B Notes”) and the Class C Secured Deferrable Floating Rate Notes (the “Class C Notes” and, together with the Class A-1 Notes, the Class A-2 Notes and the Class B Notes, the “Secured Notes”) and the Subordinated Notes (the “Subordinated Notes” and, together with the Secured Notes, the “Securities”) pursuant to an Indenture dated as of September 18, 2025 (the “Indenture”), between the Issuer and Computershare Trust Company, N.A., as collateral trustee (in such capacity, together with its permitted successors in such capacity, the “Collateral Trustee”). The Issuer also proposes to incur (i) $60,000,000 Class A-1L-1 Senior Secured Floating Rate Loans (the “Class A-1L-1 Loans”) pursuant to the Class A-1L-1 Credit Agreement dated as of September 18, 2025, among the Issuer, the Collateral Trustee, Computershare Trust Company, N.A., as loan agent (the “Loan Agent”), and each Class A-1L-1 Lender (the “Class A-1L-1 Credit Agreement”), (ii) $10,000,000 Class A-1L-2 Senior Secured Floating Rate Loans (the “Class A-1L-2 Loans”) pursuant to the Class A-1L-2 Credit Agreement dated as of September 18, 2025, among the Issuer, the Collateral Trustee, the Loan Agent, and each Class A-1L-2 Lender (the “Class A-1L-2 Credit Agreement”), (iii) $20,000,000 Class A-2L Senior Secured Floating Rate Loans (the “Class A-2L Loans”) pursuant to the Class A-L2 Credit Agreement dated as of September 18, 2025, among the Issuer, the Collateral Trustee, the Loan Agent, and each Class A-2L Lender (the “Class A-2L Credit Agreement”) and (iv) $5,000,000 Class B-L Senior Secured Floating Rate Loans (the “Class B-L Loans” and, together with the Class A-1L-1 Loans, the Class A-1L-2 Loans, the Class A-2L Loans and the Secured Notes, the “Secured Debt” and, together with the Subordinated Notes, the “Debt”) pursuant to the Class B-L Credit Agreement dated as of September 18, 2025, among the Issuer, the Collateral Trustee, the Loan Agent, and each Class B-L Lender (the “Class B-L Credit Agreement” and, together with the Class A-1L-1 Credit Agreement, the Class A-1L-2 Credit Agreement and the Class A-2L Credit Agreement, the “Credit Agreements”). Computershare Trust Company, N.A. is serving as collateral administrator (in such capacity, together with its permitted successors in such capacity, the “Collateral Administrator”) pursuant to a collateral administration agreement, dated as of September 18, 2025 (the “Collateral Administration Agreement”), among the Issuer, the Collateral Administrator, and GC Advisors LLC, as collateral manager (in such capacity, the “Collateral Manager”).

Subject to the terms and conditions set forth herein, the Issuer proposes to issue and sell the Securities identified in Schedule 3 hereto (the “Subject Notes”) to SG Americas Securities, LLC (“SG”, and in such capacity, the “Initial Purchaser”) pursuant to this Note Purchase Agreement (this “Agreement”) on a private placement basis pursuant to an exemption under Section 4(a)(2) of the United States Securities Act of 1933, as amended (the “Securities Act”). The issuance of the Subject Notes and the offer and sale of the Subject Notes as contemplated by the Offering Documents (as defined below) is referred to herein as the “Transaction”.

The Issuer intends to invest in a portfolio of Collateral Obligations consisting primarily of U.S. dollar-denominated Senior Secured Loans and Participation Interests therein. GC Advisors LLC will act as Collateral Manager pursuant to a collateral management agreement, dated as of September 18, 2025, between the Collateral Manager and the Issuer (the “Collateral Management Agreement”).

The Issuer has prepared and delivered to the Initial Purchaser (i) a preliminary confidential offering circular, subject to completion, dated August 14, 2025 (the “First Preliminary Offering Circular”), (ii) a second preliminary confidential offering circular, subject to completion, dated August 26, 2025 (the “Second Preliminary Offering Circular” and, together with the First Preliminary Offering Circular, the “Preliminary Offering Circulars”) and (iii) a final offering circular dated September 16, 2025 (the “Final Offering Circular” and together with the Preliminary Offering Circulars, the “Offering Circular”), in each case for delivery to prospective purchasers of the Subject Notes. The indicative term sheets and investor presentations distributed to prospective purchasers of the Subject Notes on various dates, together with the Offering Circular, and all amendments or supplements to any of the foregoing, or revisions thereof, and any accompanying exhibits, are herein referred to as the “Offering Documents”. The Offering Documents collectively describe, among other things, the Debt to be issued or incurred by the Issuer, the Collateral Administrator, the Indenture, the Credit Agreements, the Collateral Manager and the Collateral Management Agreement.

Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Final Offering Circular and, if not defined therein, the Indenture.

It is hereby agreed as follows:

1.             Purchase and sale

(a)             On the terms and subject to the conditions set forth in this Agreement and in reliance upon the representations, warranties, covenants and agreements set forth herein, the Issuer irrevocably agrees to sell to the Initial Purchaser, and the Initial Purchaser irrevocably agrees to purchase from the Issuer, the Subject Notes identified in Schedule 3 hereto, in each case, at a price equal to the price (expressed as a percentage of par) set forth in Schedule 3 hereto.

(b)             The Subject Notes sold to the Initial Purchaser shall be issued and sold free from all liens, charges and encumbrances, equities and other third party rights of any nature whatsoever, together with all rights of any nature whatsoever attaching or accruing to them now or after the date of this Agreement.

2.             Closing

(a)             On the Closing Date, payment of the purchase price for the Subject Notes shall be made upon authorization of the Initial Purchaser against delivery of the Subject Notes. Such payment shall be made to the order of the Issuer in same day funds by such means as shall be acceptable to the Issuer and the Initial Purchaser. Delivery of the Subject Notes in global form shall be made through the facilities of DTC, and delivery of Subject Notes (if any) in certificated form shall be made to the party designated for such delivery by the Initial Purchaser.

3.             Costs and expenses

(a)             The Issuer shall pay all costs and expenses incidental to the performance of the obligations of the Issuer and the Initial Purchaser (other than as provided in clause (i) below) hereunder, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 9 hereof (unless the letter agreement dated August 14, 2025 (as amended or modified from time to time, the “Engagement Letter”) among the Initial Purchaser, Société Générale and the Collateral Manager is terminated prior to the Closing Date, in which case such costs and expenses shall, to the extent they constitute Engagement Costs and Expenses or Third Party Costs and Expenses (each as defined in the Engagement Letter), be borne by SG and the Collateral Manager in accordance with the applicable terms of the Engagement Letter), including without limitation:

(i)             all costs, expenses and taxes (other than any taxes imposed on the net income of the Initial Purchaser by any jurisdiction in which it is organized, has its principal place of management or, with respect to the transactions contemplated hereby, is doing business) in connection with the preparation, printing, issuance, sale and delivery of the Subject Notes, including any documentary stamp or similar issue tax and any related interest or penalties incident to the issuance, sale and delivery of the Subject Notes;

(ii)            all fees and expenses of the Issuer’s counsel, accountants and other advisers;

(iii)           all costs and expenses in connection with the preparation, production and distribution of the Transaction Documents, the Offering Circular, any other Offering Documents and all other documents and all amendments and supplements thereto relating to the issuance, incurrence, offering and sale, as applicable, of the Debt;

(iv)           all fees and expenses of the Collateral Trustee, the Loan Agent and the Collateral Administrator, and each of their respective counsel;

(v)            all fees and expenses incurred in connection with the rating of the Secured Debt by S&P;

(vi)           the fee payable to SG under the Engagement Letter and the Initial Purchaser’s costs (including legal fees and expenses) incurred in connection with the issuance, incurrence, offering and sale, as applicable, of the Subject Notes and the preparation and execution of this Agreement, in accordance with the Engagement Letter; and

(vii)          the legal fees and expenses incurred by the Collateral Manager.

(b)             In order to provide for the payment on the Closing Date, or promptly thereafter, of the costs and expenses payable pursuant to Section 3(a), the Issuer authorizes the Collateral Trustee to withhold from the proceeds paid by SG pursuant to Section 1(a) an amount sufficient to pay such costs and expenses as estimated on or prior to the Closing Date by SG, and on the Closing Date, or as promptly thereafter as practicable, to pay all such costs and expenses from such withheld funds and deposit in the Collection Account any excess of the amount so withheld over the amount necessary to pay such costs and expenses as Administrative Expenses under the Indenture. SG shall provide the Issuer with an itemization of the use of such withheld amounts in reasonable detail, along with receipts or statements for the related expenditures to the extent available, upon request from the Issuer.

4.             Representations and Warranties

(a)             The Issuer represents and warrants to, and covenants and agrees with, the Initial Purchaser that, on and as of the date hereof (unless otherwise specified below) and the Closing Date:

(i)             it is duly formed and is validly existing as a Delaware statutory trust; and it (x) has the power and authority to issue and sell or incur, as applicable, the Debt to be issued and incurred by it, to enter into this Agreement and the other Transaction Documents (as applicable) and to undertake and perform the obligations expressed to be assumed by it herein and therein, (y) has taken all necessary action to approve and to authorize the same, and (z) is lawfully qualified to do business and is in good standing in those jurisdictions in which it conducts business, except where the failure to be so qualified or in good standing would not have a material adverse effect on its business or financial condition or would otherwise not have a material adverse effect with respect to the issuance, incurrence, offering and sale, as applicable, of the Subject Notes;

(ii)            this Agreement has been duly authorized, executed and delivered by it, and each of the Transaction Documents to which it is a party has been duly authorized by it and, when duly executed and delivered on the Closing Date, shall constitute, legal, valid and binding obligations of it, except as such obligations may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and the application of general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law) and except as any rights to indemnity may be limited by U.S. federal and state securities laws and public policy considerations underlying such laws;

(iii)           the issuance and sale or incurrence, as applicable, of the Debt issued or incurred by it will have been duly authorized by it and when duly executed, authenticated, issued, incurred and delivered, as applicable, in accordance with the Indenture and when registered in the Register (as defined in the Indenture) and paid for in full in accordance with the terms hereof, shall constitute legal, valid and binding obligations of it entitled to the benefits provided by the Indenture, except as such obligations may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors or shareholders generally and the application of general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law);

(iv)           [reserved];

(v)            no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance, sale, incurrence or delivery of the Debt issued and incurred by it, except for those which have been obtained and are in full force and effect, and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the execution, delivery or performance by it of the Transaction Documents to which it is a party or the consummation of the other transactions contemplated hereby or thereby, except for those which have been duly made or obtained and such as may be required under the state securities or blue sky laws in any jurisdiction in connection with the issuance, offering and sale by it of the Subject Notes, except where the failure to obtain such consent, approval, authorization, order, registration or qualification would not have a material adverse effect on its business or financial condition and would not have a material adverse effect with respect to the issuance, incurrence, offering and sale, as applicable, of the Subject Notes;

(vi)           the execution and delivery of the Transaction Documents to which it is party, the issuance, incurrence, offering and sale, as applicable, of the Debt issued and incurred by it and the consummation of the other transactions contemplated by the Transaction Documents (and compliance with the terms thereof) do not and shall not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, its organizational documents or (ii) conflict with or result in a breach of any indenture, trust deed, mortgage or other agreement or instrument to which it is party or by which it or any of its properties is bound, or infringe any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over it or any of its properties, except for such conflicts, breaches, defaults or infringements that would not have a material adverse effect on its business or financial condition and would not have a material adverse effect with respect to the issuance, incurrence, offering and sale, as applicable, of the Debt;

(vii)          the Final Offering Circular is, as of the date thereof and at the Closing Date, true and accurate in all material respects and did not and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Final Offering Circular, as of its date, did contain and, as of the Closing Date, contains all information with regard to it and the Securities, which is material in the context of the issuance, offering and sale of the Securities; provided that this representation and warranty does not apply to, and it makes no representation nor warranty as to, statements or omissions made in the Final Offering Circular or any amendment of or supplement thereto in reliance upon and in conformity with the information about the Initial Purchaser furnished in writing to the Issuer by or on behalf of the Initial Purchaser specifically for inclusion in the Final Offering Circular contained under the heading “Risk Factors—Relating to Certain Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving the Initial Purchaser and its Affiliates” and in the first paragraph under the heading “Plan of Distribution” (insofar as such information relates to the Initial Purchaser) (such information is collectively referred to as the “Initial Purchaser Information”);

(viii)         it has authorized the Initial Purchaser to use the Offering Documents in connection with the offer and resale of the Subject Notes;

(ix)            there are no pending actions, suits or proceedings against or affecting it or any of its properties and, to the best of its knowledge, no such actions, suits or proceedings are threatened or contemplated;

(x)             no event has occurred or is continuing which would, had the Debt already been issued or incurred (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement), constitute an Event of Default (under and as defined in the Indenture);

(xi)            neither it nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the State of Delaware;

(xii)           [reserved];

(xiii)          [reserved];

(xiv)          [reserved];

(xv)           as of the Closing Date, the Securities will meet the requirements of Rule 144A(d)(3) under the Securities Act;

(xvi)          it shall, for so long as any Securities are outstanding and at any time that the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, upon request of any Holder of Securities, furnish to such Holder, and to any prospective purchaser or purchasers of Securities designated by such Holder, information satisfying the requirements of Rule 144A(d)(4) under the Securities Act, it being agreed that this covenant is for the benefit of the Holders from time to time of the Securities and prospective purchasers of the Securities designated by such Holders;

(xvii)         it has not taken, directly or indirectly, any action prohibited by Regulation M under the Exchange Act;

(xviii)        [reserved];

(xix)           it is not a “covered fund” under the Volcker Rule;

(xx)           neither it, nor any of its “affiliates” (as that term is defined in Rule 501(b) of Regulation D under the Securities Act, each, an “Affiliate”), or any Person authorized to act on its or their behalf (other than the Initial Purchaser, as to whom no representation is made) has engaged or will engage in any “directed selling efforts” (as that term is defined in Regulation S) in connection with the offering or sale of the Securities, and it and its Affiliates and any Person acting on their behalf (other than the Initial Purchaser, as to whom no representation is made) has complied and will comply with the offering restrictions requirement of Rule 903 of Regulation S in respect of the Securities. It has not entered into any contractual agreement with respect to the distribution of the Securities except for the arrangements with the Initial Purchaser (or any direct investor therein);

(xxi)          neither it, nor any of its Affiliates or any Person authorized to act on its or their behalf (other than the Initial Purchaser, as to whom no representation is made) has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering or sale of the Securities in the United States or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. Accordingly, it acknowledges that the Securities may not be offered or sold, directly or indirectly, and no offering circular or any advertisements in connection with the Securities may be distributed or published, in or from any country or jurisdiction except under circumstances that shall result in compliance with any applicable rules and regulations of any such country or jurisdiction;

(xxii)         based in part on representations by the Initial Purchaser in Section 6(a)(iii) hereof and the consideration of such factors as it and its counsel deem necessary or appropriate and based on the transfer restriction provisions set forth in the Indenture, it has a reasonable belief that the initial sales and subsequent transfers of the Securities shall be limited to Persons who are (I) solely in the case of the Secured Notes, non-U.S. persons outside the United States in reliance on Regulation S that are Qualified Purchasers or entities owned exclusively by Qualified Purchasers and (II) for the account or benefit of, persons that are both (A) (i) Qualified Institutional Buyers, (ii) solely in the case of Secured Notes issued as Certificated Secured Notes, Institutional Accredited Investors or (iii) solely in the case of Subordinated Notes, Accredited Investors that are also (B) (i) Qualified Purchasers, (ii) solely in the case of the Subordinated Notes, Knowledgeable Employees with respect to the Issuer or the Collateral Manager or (iii) entities owned exclusively by Qualified Purchasers or (solely in the case of the Subordinated Notes) Knowledgeable Employees with respect to the Issuer or the Collateral Manager;

(xxiii)        no forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Preliminary Offering Circulars or the Final Offering Circular has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xxiv)        on the Closing Date, (i) the Issuer has the power to grant a security interest in the Collateral Obligations included in the Assets, and the Issuer has taken all necessary actions to authorize the granting of that security interest; (ii) the Issuer is the sole owner of the Collateral Obligations included in the Assets, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest granted pursuant to the Indenture or as otherwise contemplated by the Indenture; (iii) the Collateral Trustee has a valid and perfected first priority security interest in the Collateral Obligations included in the Assets (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Issuer gives the notices and takes the action required of it under relevant law for perfection of that interest), subject to no prior security interest, lien or encumbrance except as contemplated by the Indenture; and (iv) the performance by the Issuer of its obligations under the Indenture will not result in the creation of any security interest, lien or other encumbrance on any Collateral Obligations included in the Assets except as contemplated by the Indenture;

(xxv)         it possesses, and immediately after giving effect to the consummation of the Transaction and the other transactions contemplated by the Transaction Documents shall possess, all material licenses, certificates, authorizations and permits issued by, and has made, and immediately after giving effect to the consummation of the Transaction and the other transactions contemplated by the Transaction Documents shall have made, all declarations and filings with the appropriate federal, state, local or non-U.S. regulatory agencies or bodies which are necessary for the ownership of its properties or the conduct of its businesses as described in the Final Offering Circular, except where the failure to possess or make the same would not reasonably be expected to have, singularly or in the aggregate, a material adverse effect with respect to it, and it has not received notification of any revocation or modification of any such license, certificate, authorization or permit and has no reason to believe that any such license, certificate, authorization or permit shall not be renewed, except where such revocation, modification or non-renewal would not reasonably be expected to have, singularly or in the aggregate, a material adverse effect with respect to it;

(xxvi)        the charges, accruals and reserves on its books in respect of Taxes are adequate. For purposes of this Agreement, the term “Taxes” shall mean all U.S. federal, state, local or non-U.S. income, payroll, employee withholding, unemployment insurance, social security, sales use, service use, leasing use, excise, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, stamp, transfer, workers’ compensation, severance, windfall profits, environmental, or other tax of the same or of a similar nature, including any interest, penalty or addition thereto, whether disputed or not;

(xxvii)       based on the representations of the Initial Purchaser in Section 6(a)(iii) hereof, neither it nor the pool of Assets is, nor shall be immediately after giving effect to the consummation of the Transaction and the other transactions contemplated by the Transaction Documents, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act, and the rules and regulations of the SEC thereunder or (ii) required to be registered under the Investment Company Act, nor shall the offer and issuance of the Subject Notes as contemplated by this Agreement, the Indenture, and the Final Offering Circular result in a violation of the Investment Company Act;

(xxviii)      it is not, nor immediately after giving effect to the consummation of the Transaction and the other transactions contemplated by the Transaction Documents shall be, required to be registered under the United States Commodity Exchange Act, as amended, as a “commodity pool”;

(xxix)        the issuance, offering and sale of the Subject Notes shall not involve any non-exempt prohibited transaction (as such term is defined in Section 406(a) of ERISA and Section 4975(c)(1)(A)-(D) of the United States Internal Revenue Code of 1986, as amended). It does not maintain an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to ERISA and no event has occurred and no condition exists that could subject it, either directly or indirectly, to any liability imposed by Title IV of ERISA, or to any lien imposed by Section 430 of the Code or Section 303 or Title IV of ERISA;

(xxx)         it is not necessary, in connection with the issuance, offer, sale and delivery of the Subject Notes in the manner contemplated by this Agreement and the Final Offering Circular, to register the Subject Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, or the rules and regulations of the SEC applicable to an indenture that is qualified thereunder (assuming compliance by the Initial Purchaser and its Affiliates with the representations, warranties and undertakings of the Initial Purchaser contained herein), and neither it, nor any of its Affiliates or any Person authorized to act on its or their behalf (except for the Initial Purchaser, as to whom no representation is made) has made offers or sales of any security (as defined in the Securities Act), or solicited offers to buy any security, under circumstances that would require the registration of the Subject Notes under the Securities Act;

(xxxi)        each certificate representing a Note shall bear the legends contemplated by the Final Offering Circular for the time period and upon the other terms stated in the Final Offering Circular;

(xxxii)       since the respective dates as of which information is given in the Offering Documents, except as stated therein or contemplated thereby, (i) there has been no event or development (other than any decline in the value of the Assets), involving it that has resulted, or could reasonably be expected to result, in a material adverse effect with respect to it, (ii) there have been no transactions entered into by it, other than those in the ordinary course of business and (iii) there has been no dividend or distribution of any kind declared, paid or made by it;

(xxxiii)      it acknowledges and agrees that: (i) the purchase and sale of the Subject Notes pursuant to this Agreement, including the determination of the offering price of the Subject Notes and any related discounts and commissions, is an arm’s length transaction between the Issuer, on the one hand, and the Initial Purchaser, on the other hand, and it is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the Transaction; (ii) in connection with the Transaction and the process leading to the Transaction, the Initial Purchaser is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of it or its affiliates, stockholders, creditors or employees or any other party; (iii) the Initial Purchaser has not assumed nor shall it assume an advisory, agency or fiduciary responsibility in favor of it with respect to the Transaction or the process leading thereto (irrespective of whether the Initial Purchaser has advised or is currently advising it on other matters) or any other obligation to it except the obligations expressly set forth in this Agreement; (iv) the Initial Purchaser and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of it and that the Initial Purchaser has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Initial Purchaser has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and it has consulted its own advisors to the extent it deemed appropriate and it is responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchaser shall have no responsibility or liability to it with respect to any legal, accounting, regulatory, investment or tax matters. This Agreement supersedes all prior agreements and understandings (whether written or oral) between it and the Initial Purchaser, with respect to the subject matter of this Section 4(a)(xxxiii). It hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Initial Purchaser with respect to any breach or alleged breach of agency or fiduciary duty; and

(xxxiv)      it has given a written representation and undertaking to the Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (D) of Rule 17g-5 of the Exchange Act (Rule 17g-5) with respect to the Debt rated by the Rating Agency, and it has complied with each such representation and undertaking.

(b)             The Issuer represents and warrants to, and covenants and agrees with, the Initial Purchaser as to the matters set forth in Schedule 1 hereto on and as of the Closing Date (unless otherwise specified therein).

5.             Certain agreements of the Issuer

The Issuer covenants and agrees with the Initial Purchaser as follows:

(a)             It shall use its best efforts to obtain on or prior to the Closing Date all government authorizations required in connection with the issuance, incurrence and sale of the Debt to be issued or incurred on such date and the performance of its respective obligations under the Transaction Documents to which it is a party, and to cause such authorizations to be continued in effect so long as any of the Debt issued or incurred by it remain outstanding; provided that in no event shall it be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process or to subject itself to taxation or other burdensome requirements in a jurisdiction in which it is not already so subject.

(b)             It shall furnish to the Initial Purchaser, without charge, as soon as practicable and thereafter from time to time prior to the completion of the distribution of the Subject Notes, as many copies of the Final Offering Circular and of any amendments or supplements thereto as the Initial Purchaser may reasonably request.

(c)             If at any time prior to the earlier of (a) the completion of the distribution of the Subject Notes (as determined by the Initial Purchaser); and (b) the 90th day following the Closing Date (the “Offering Period”), any event occurs or condition exists as a result of which the Offering Documents as then amended or supplemented would contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary at any time to amend or supplement the Offering Documents to comply with applicable law, it shall promptly so notify the Initial Purchaser, instruct the Initial Purchaser promptly to suspend solicitation of offers to purchase the Subject Notes and, upon the request of the Initial Purchaser, it shall at its own expense, (i) prepare and furnish to the Initial Purchaser, subject to prior review by the Initial Purchaser as provided by Section 5(d), an amendment or supplement to the Offering Documents that will correct such statement or omission or effect such compliance and (ii) supply any amended or supplemented Offering Documents to the Initial Purchaser in such quantities as the Initial Purchaser may reasonably request, and the Initial Purchaser agrees not to use any prior version of the Offering Documents in connection with the offer or sale of the Subject Notes following receipt of such notice.

(d)             During the Offering Period, it shall not publish any amendment or supplement to the Final Offering Circular to which the Initial Purchaser objects unless the Initial Purchaser has been previously advised of, and furnished with a copy for review of, any such proposed amendment or supplement, and counsel to the Issuer provides written advice, the conclusions of which are shared with the Initial Purchaser to the effect that (i) without such proposed amendment or supplement the Final Offering Circular, as then amended or supplemented, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) such proposed amendment or supplement is required pursuant to applicable law or an order of a regulatory authority having jurisdiction over the Issuer.

(e)             Subject to the foregoing, it shall prepare promptly, upon the reasonable request of the Initial Purchaser, any amendments of or supplements to the Offering Documents that in the sole discretion of the Initial Purchaser may be reasonably necessary to enable the Initial Purchaser to continue to resell the Subject Notes, subject to the approval of the Initial Purchaser’s counsel.

(f)             Within six months prior to the issuance of the Securities, it and its respective Affiliates or any Person authorized to act on its behalf have not offered, sold, contracted to sell or otherwise disposed of and, within six months following the issuance of the Securities, shall not offer, sell, contract to sell or otherwise dispose of any Securities or any securities of the same or similar class as the Securities, under circumstances that would require registration of the Securities under the Securities Act.

(g)             The Issuer shall use the proceeds from the sale of the Securities in the manner described in the Final Offering Circular under the caption “Use of Proceeds”.

(h)             It will not publish or distribute any offering material in connection with the offering of the Subject Notes, unless the Initial Purchaser shall have received prior notice and consented to the publication or use (as applicable) thereof.

(i)             Neither the Issuer nor any of its respective Affiliates or any Person authorized to act on their behalf (except for the Initial Purchaser, as to whom no representation is made) shall engage in any “directed selling efforts” (as that term is defined in Regulation S) with respect to the Subject Notes to any “U.S. Person” (as that term is defined in Regulation S).

(j)             It shall advise the Initial Purchaser promptly after it receives notice or obtains knowledge of the suspension of the qualification of the Subject Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose. In the event of the issuance of any order suspending any such qualification, it shall promptly use its best efforts to obtain its withdrawal.

(k)             During the Offering Period, it shall promptly and from time to time take such action as the Initial Purchaser may reasonably request to qualify the Subject Notes for offering and sale in a manner not involving any public offering under the securities laws of such jurisdictions as the Initial Purchaser may request.

(l)             It shall at all times during the Offering Period extend, and use its best efforts to cause the Collateral Manager to extend, to each prospective investor the opportunity to ask questions of, and receive answers from, the Issuer and Collateral Manager concerning their respective businesses, managements and financial affairs, and the Subject Notes and the terms and conditions of the offering thereof, and to obtain any information such prospective investors may consider necessary in making an informed investment decision or in order to verify the accuracy of the information set forth in the Offering Documents, to the extent the Issuer or the Collateral Manager possesses the same or can acquire it without unreasonable effort or expense; provided that the Issuer shall permit, and shall use its best efforts to cause the Collateral Manager to permit, representatives of the Initial Purchaser to be present at, or participate in, any meeting or telephone conference between the Issuer or the Collateral Manager and any prospective investor identified by the Initial Purchaser, and shall give the Initial Purchaser reasonable notice thereof, and the Issuer shall not furnish, and shall use its best efforts to cause the Collateral Manager not to furnish, any such written information to any such prospective investor without first giving the Initial Purchaser a reasonable opportunity to review and comment on such information.

(m)            It shall not solicit any offer to buy from or offer to sell to any Person any Subject Notes, except through the Initial Purchaser.

(n)            The Issuer will comply with the representations made by it to the Rating Agency in accordance with paragraph (a)(3)(iii) of Rule 17g-5 with respect to the Securities rated by the Rating Agency.

(o)            The Issuer will not offer any of the Securities in or to its own or any affiliated participant-directed employee plan.

6.             Selling restrictions

(a)             The Initial Purchaser agrees to the following:

(i)             to deliver the Final Offering Circular to each investor in the Subject Notes;

(ii)            not to solicit offers for, or offer or sell, the Subject Notes by any form of general solicitation or general advertising (as those terms are used in Rule 502(c) under the Securities Act);

(iii)           to solicit offers for the Subject Notes only from, and to offer the Subject Notes only to, investors that the Initial Purchaser reasonably believes are (I) solely in the case of Secured Notes, non-U.S. persons outside the United States in reliance on Regulation S that are Qualified Purchasers or entities owned exclusively by Qualified Purchasers and (II) for the account or benefit of, persons that are both (A) (i) Qualified Institutional Buyers, (ii) solely in the case of Secured Notes issued as Certificated Secured Notes, Institutional Accredited Investors or (iii) solely in the case of Subordinated Notes, Accredited Investors that are also (B) (i) Qualified Purchasers, (ii) solely in the case of the Subordinated Notes, Knowledgeable Employees with respect to the Issuer or the Collateral Manager or (iii) entities owned exclusively by Qualified Purchasers or (solely in the case of the Subordinated Notes) by Knowledgeable Employees with respect to the Issuer or the Collateral Manager; and

(iv)           to offer and sell the Subject Notes in accordance with the procedures set forth under the heading “Plan of Distribution” in the Final Offering Circular and subject to the restrictions set forth under the heading “Transfer Restrictions” in the Final Offering Circular.

The Issuer confirms that it has authorized the Initial Purchaser to offer the Subject Notes prior to the date hereof in a manner consistent with the foregoing and to use the Offering Documents in connection therewith.

(b)            The Initial Purchaser represents and warrants that, on and as of the Closing Date, it is a Qualified Institutional Buyer and a Qualified Purchaser.

(c)            The Initial Purchaser represents, warrants, covenants and agrees as to the matters set forth in Schedule 2 hereto with respect to each jurisdiction in which it has offered or sold or will offer or sell any Subject Notes.

(d)            The Initial Purchaser shall request that, with respect to the CUSIP number assigned to each Class of Rule 144A Global Notes, the “fixed field” attachment contains “3c7” and “144A” indicators.

(e)             In the event any Rule 144A Global Notes are listed with Bloomberg Financial Markets (“Bloomberg”), the Initial Purchaser agrees and covenants to request that any such listing contain Bloomberg’s customary “Section 3(c)(7)” indicators on the Bloomberg screen clearly showing that such Secured Notes are restricted to Qualified Institutional Buyers that are Qualified Purchasers or entities owned (or beneficially owned) exclusively by Qualified Purchasers, including the indicators described in Section 10.12(c) of the Indenture (or such other indicators regarding restrictions on the Secured Notes under Section 3(c)(7) of the Investment Company Act and Rule 144A as may be customary under Bloomberg procedures at any given time).

7.             Conditions precedent

(a)             The obligations of the Initial Purchaser hereunder shall be subject to the accuracy in all material respects of the representations and warranties of the Issuer contained herein as of the date hereof and the Closing Date (unless expressly referring to an earlier date), to the accuracy in all material respects of the statements of the Issuer made in any certificates delivered pursuant hereto on such date, to the performance by the Issuer of its obligations hereunder and to the following additional conditions:

(i)             The Issuer shall have obtained all governmental authorizations required in connection with the issuance, offering and sale of the Subject Notes and the performance of its obligations under the Transaction Documents to which it is a party.

(ii)            The Issuer shall have furnished to the Initial Purchaser a certificate of the Issuer signed on behalf of the Issuer by a director, member, manager or by the principal executive, financial or accounting officer of the Issuer, dated the Closing Date, to the effect that:

(A)             it has examined the Offering Documents, the Indenture and this Agreement;

(B)              in its opinion the information in the Final Offering Circular (other than (A) the information in the Final Offering Circular set forth under the headings “Risk Factors—Relating to Certain Conflicts of Interest—Certain Conflicts of Interest Relating to the Collateral Manager and its Affiliates,” “Risk Factors—Relating to Certain Conflicts of Interest—Conflicts related to obligations of the Collateral Manager’s investment committee, the Collateral Manager, or its affiliates to other clients,” “Risk Factors—Relating to Certain Conflicts of Interest—No Ethical Screens or Information Barriers” and “The Collateral Manager and the E.U./U.K. Retention Provider” (collectively, the “Collateral Manager Information”) and (B) the Initial Purchaser Information), as of the date thereof (including as of the date of any supplement thereto) and as of the Closing Date, does not contain any untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(C)              the representations and warranties made by it in the Indenture and this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date; and

(D)              it has performed all of its obligations and satisfied all the conditions on its part to be satisfied at or prior to the Closing Date in the Indenture and this Agreement.

(iii)           The Issuer shall have furnished to the Initial Purchaser the opinion of Dechert LLP, special United States counsel to the Issuer, dated the Closing Date and in form and substance satisfactory to the Initial Purchaser, to the effect set forth in the Indenture.

(iv)           The Collateral Trustee shall have furnished to the Initial Purchaser the opinion of Troutman Pepper Locke LLP, counsel to the Collateral Trustee and the Collateral Administrator, dated the Closing Date and in form and substance satisfactory to the Initial Purchaser, to the effect set forth in the Indenture.

(v)            [Reserved];

(vi)           The Collateral Manager shall have furnished to the Initial Purchaser (x) the opinion of Dechert LLP, counsel to the Collateral Manager, the E.U./U.K. Retention Provider and the U.S. Retention Provider, (y) a written letter from Dechert LLP with respect to the Final Offering Circular in relation to Rule 10b-5 under the Securities Act and (z) the opinion of Dechert LLP with respect to true sale and non-consolidation issues under federal bankruptcy law, each addressed to the Initial Purchaser and in form and substance satisfactory to the Initial Purchaser, dated the Closing Date.

(vii)          Dechert LLP, in its capacity as special United States counsel to the Issuer, shall have furnished to the Initial Purchaser its written letter with respect to the Final Offering Circular in relation to Rule 10b-5 under the Securities Act, addressed to the Initial Purchaser and in form and substance satisfactory to the Initial Purchaser, dated the Closing Date.

(viii)         (i) The Class A-1 Notes, Class A-2 Notes, Class A-1L-1 Loans, Class A-1L-2 Loans and Class A-2L Loans shall have been rated “AAA (sf)” by S&P, (ii) the Class B Notes and Class B-L Notes shall have been rated at least “AA (sf)” by S&P and (iii) the Class C Notes shall have been rated at least “A(sf)” by S&P.

(ix)           The conditions precedent to the issuance and incurrence of the Debt by the Issuer under the Indenture and the Credit Agreements and the performance by the Issuer of its obligations under the Indenture and the Credit Agreements shall have been satisfied, or waived by the parties entitled to effect such a waiver.

(x)            The Collateral Manager shall have furnished to the Initial Purchaser a certificate, dated the Closing Date certifying that:

(A)             the Collateral Manager has examined the Final Offering Circular;

(B)              in the opinion of the Collateral Manager, the Collateral Manager Information in the Final Offering Circular, as of the date thereof and as of the Closing Date, does not contain any untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(C)              as of the Closing Date, to the best knowledge of the Collateral Manager, there has been no event or development with respect to the Collateral Manager or any of its Affiliates that could reasonably be expected to result in a material adverse effect on the issuance, offer or sale of the Securities as contemplated by the Final Offering Circular or on the ability of the Collateral Manager to perform, in all material respects, its obligations under the Collateral Management Agreement.

(xi)           The Transaction Documents shall have been duly executed and delivered on or before the Closing Date by or on behalf of the relevant parties thereto and in form and substance satisfactory to the Initial Purchaser.

(xii)             Subsequent to the date as of which information is given in the Final Offering Circular, (i) there shall not have occurred any change, or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Issuer and (ii) there shall not have been any change or any development involving a prospective change in the beneficial interests, capital stock or in the long-term debt of the Issuer, the effect of which, in each case is, in the reasonable judgment of the Initial Purchaser, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Offering Circular or this Agreement.

(xiii)         Prior to the Closing Date, the Issuer shall furnish to the Initial Purchaser such further information, certificates and documents as the Initial Purchaser may reasonably request.

(b)            All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are satisfactory in all respects to the Initial Purchaser. The Issuer shall furnish to the Initial Purchaser such conformed copies of such opinions, certificates, letters and documents in such quantities as the Initial Purchaser shall reasonably request.

(c)             If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions, letters, documents and certificates referred to in or contemplated by this Agreement shall not be in all respects reasonably satisfactory in form and substance to the Initial Purchaser and its counsel, this Agreement and all obligations of the Initial Purchaser hereunder may be canceled by SG on, or at any time prior to, the Closing Date. Notice of such cancellation may be given to the Issuer in writing or by email or facsimile.

8.             Indemnification and contribution

(a)             Subject to the Priority of Payments, the Issuer agrees to indemnify and hold harmless the Initial Purchaser and each Person, if any, who controls the Initial Purchaser within the meaning of the Securities Act or the Exchange Act, and the respective affiliates, officers, directors, employees or controlling persons of the Initial Purchaser and each such Person (each, an “Initial Purchaser Party”), against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser Party may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are connected with the consummation of the transactions contemplated by the Offering Documents or the execution and delivery of, and the consummation of the transactions contemplated by, the Transaction Documents. Such indemnity shall include any losses, claims, damages or liabilities that are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Documents or any amendment or supplement thereto; or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Initial Purchaser Parties shall not be so indemnified to the extent such losses, claims, damages or liabilities provided for in this sentence are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the Initial Purchaser Information. The Issuer shall reimburse, as incurred, each Initial Purchaser Party for any legal or other expenses reasonably incurred by the Initial Purchaser and each such Initial Purchaser Party in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity provided for in this Section 8(a) shall be in addition to any liability that the Issuer may otherwise have.

(b)             The Initial Purchaser agrees to indemnify and hold harmless the Issuer, its beneficial owners, trustees, managers, directors, authorized persons, members, officers and each Person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities that are caused by any untrue statement of any material fact contained in the Initial Purchaser Information or the omission to state in the Initial Purchaser Information a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)             In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such Person (the “indemnified party”) shall promptly notify the Person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 except to the extent that it has been materially prejudiced by such failure; provided further that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section 8. The indemnifying party, upon request of the indemnified party, shall retain counsel satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, an indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party fails to retain counsel as provided in the preceding sentence. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Initial Purchaser, in the case of parties indemnified pursuant to Section 8(a), and by the Issuer, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party, and (ii) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)             To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or is insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Initial Purchaser on the other hand from the sale and purchase of Subject Notes hereunder or (ii) if the allocation provided by Section 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) but also the relative fault of the Issuer on the one hand and of the Initial Purchaser on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Benefits received by the Issuer shall be deemed to be equal to the total net proceeds from the sale of the Subject Notes hereunder (before deducting expenses), including the amount (immediately prior to retirement) of any liabilities retired in exchange for the Subject Notes sold hereunder, and benefits received by the Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchaser from the Issuer in connection with the purchase of the Subject Notes hereunder. The relative fault of the Issuer on the one hand and of the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)             The Issuer and the Initial Purchaser agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Initial Purchaser shall not be required to make contributions hereunder that in the aggregate exceed the amount by which (a) the sum of, without duplication, (i) any commission, structuring or placement fees received by the Initial Purchaser in connection with the transactions contemplated by the Transaction Documents and (ii) the excess of the total price at which the Subject Notes are sold to investors by the Initial Purchaser over the price paid by the Initial Purchaser to the Issuer for the Subject Notes exceeds (b) the aggregate amount of any damages that the Initial Purchaser has otherwise been required to pay in respect of the same or any substantially similar claim hereunder. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(e), each Person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each director, officer, employee and agent of the Initial Purchaser shall have the same rights to contribution as the Initial Purchaser, and each beneficial owner, trustee, manager, director, authorized person, member and officer of the Issuer shall have the same rights to contribution as the Issuer, subject in each case to the applicable terms and conditions of this Section 8(e).

(f)             The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Issuer contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement; (ii) any investigation made by or on behalf of the Initial Purchaser or any Person controlling the Initial Purchaser or by or on behalf of the Issuer or its respective officers or directors or any Person controlling the Issuer; and (iii) acceptance of and payment for any of the Subject Notes.

(g)             The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(h)             No party hereto shall be responsible or have any liability to any other party for any indirect, special, punitive or consequential damages incurred by any such other party arising out of or in connection with this Agreement or the transactions contemplated hereby, even if advised of the possibility thereof; provided that nothing in this sentence shall be deemed to relieve the Issuer or the Initial Purchaser of any obligation they may otherwise have under this Agreement to indemnify an indemnified party for any such damages asserted by an unaffiliated third party.

9.             Termination of Agreement

(a)             The Initial Purchaser, in its absolute discretion, by notice to the Issuer, prior to delivery of and payment for the Subject Notes, may terminate this Agreement and the obligations of the Issuer and the Initial Purchaser hereunder (except as expressly provided in Section 10) if, prior to such time:

(i)             the Issuer shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto;

(ii)            trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, NYSE American, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade;

(iii)           a general moratorium on commercial banking activities in New York shall have been declared by the relevant federal or New York authorities;

(iv)           there shall have occurred any outbreak or escalation of hostilities or any other insurrection or armed conflict involving the United States, or any change in financial markets, political or economic conditions, currency exchange rates or controls, or any calamity or crisis, that in the sole judgment of the Initial Purchaser, is material and adverse, and makes it impracticable or inadvisable to proceed with the offering, marketing or delivery of the Subject Notes as contemplated by the Offering Documents, as amended as of the date hereof; or

(v)            there shall have occurred a terrorist attack or similar hostilities against the United States and/or its citizens and/or their respective properties within the states and territories of the United States or in foreign countries, that in the sole judgment of the Initial Purchaser, is material and adverse, and makes it impracticable or inadvisable to proceed with the offering, marketing or delivery of the Subject Notes as contemplated by the Offering Documents, as amended as of the date hereof.

(b)            Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except (i) for any liability arising before or in relation to such termination, (ii) for the liability of the Issuer to reimburse the Initial Purchaser pursuant to Section 3 hereof, and (iii) that the provisions of Section 8 hereof shall at all times be effective and shall survive any termination of this Agreement.

10.            Survival of representations, warranties, etc.

(a)             The respective agreements, representations, warranties, covenants, indemnities and other statements made by or on behalf of the Issuer or their respective members or officers and the Initial Purchaser, respectively, pursuant to this Agreement, shall remain in full force and effect (in the case of the Issuer, regardless of any investigation or any statements as to the results thereof made by or on behalf of the Initial Purchaser or any officer, director, employee or controlling person of the Initial Purchaser) and shall survive offering, selling and/or delivery of the Subject Notes. The provisions of this Section 10(a), Section 16(a) and Sections 3, 4 and 8 shall survive the termination of this Agreement.

11.            Information supplied by the Initial Purchaser

The Initial Purchaser Information constitutes the only information furnished by the Initial Purchaser to the Issuer for the purposes of Section 4(a)(vii) and Section 8 hereof.

12.            Notices

(a)             All communications hereunder shall be in writing and shall be sufficient in all respects if delivered in person, sent by registered mail, email or by facsimile and confirmed to it:

(i)	in the case of the Initial Purchaser:

SG Americas Securities, LLC 245 Park Avenue New York, New York 10167 Attention: Asset Backed Products and Legal Department Email: SG-CLO-Notices@sgcib.com

(ii)	in the case of the Issuer:

Golub Capital Private Credit Fund CLO 2 c/o Golub Capital Private Credit Fund 200 Park Avenue 25th Floor New York, New York 10166

(b)            Any notice under this Section 12 shall take effect, in the case of delivery, at the time of delivery and, in the case of facsimile or email, at the time of dispatch.

13.            Consent to jurisdiction

(a)             The Issuer hereby irrevocably submits, to the extent permitted by applicable law, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding against the Issuer arising out of or relating to this Agreement, the Offering Documents, the Indenture or the Securities (“Proceedings”), and the Issuer hereby irrevocably agrees that all claims against it in respect of such action or proceeding may be heard and determined in any of such courts. To the fullest extent permitted by applicable law, the Issuer agrees that a final judgment obtained in any such court described above in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other manner provided by law. On the Closing Date, the Issuer shall irrevocably designate and appoint CT Corporation System, whose address is 28 Liberty Street, New York, New York 10005, as its agent to receive service of process in any proceedings in the City and County of New York; provided that failure to deliver any such copy to the Issuer, or in care of the Issuer, shall not affect the validity or effectiveness of any such service of process. The Issuer agrees that service of process on the aforementioned agent and written notice of such service to the Issuer, as provided above shall be deemed in every respect effective service of process.

(b)             To the extent that the Issuer has or hereafter may acquire any immunity from jurisdiction of any such court referred to above, or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Issuer hereby irrevocably waives, to the extent permitted by applicable law, such immunity in respect of its obligations under this Agreement.

(c)             The Issuer hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, that it may now or hereafter have to the bringing of any such action or proceeding in such respective courts referred above.

14.            Waiver of jury trial right

(a)             EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING. Each of the parties hereby (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of a Proceeding, seek to enforce the foregoing waiver; and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

15.            Recognition of the U.S. Special Resolution Regimes

(a)             In the event that the Initial Purchaser, which is a Covered Entity, becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)             In the event that the Initial Purchaser, which is a Covered Entity, or a BHC Act Affiliate of the Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purpose of this Section 15:

“BCH Act Affiliate” has meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(a)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)            a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.            Miscellaneous

(a)             The Initial Purchaser covenants and agrees that, prior to the date which is one year (or, if longer, the applicable preference period then in effect) and one day after the payment in full of all of the Debt issued or incurred by the Issuer, it shall not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, winding up or liquidation proceedings or other proceedings under any bankruptcy, insolvency, reorganization or similar law in any jurisdiction. Nothing in this Section 16(a)(i) shall preclude, or be deemed to estop, the Initial Purchaser (A) from taking any action prior to the expiration of the aforementioned period in (1) any case, suit, action or proceeding voluntarily filed or commenced by the Issuer or (2) any involuntary insolvency case, suit, action or proceeding filed or commenced by a Person other than the Initial Purchaser or its Affiliates or (B) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation case, suit, action or proceeding.

 (i)            Notwithstanding any other provision of this Agreement, the obligations of the Issuer hereunder from time to time and at any time are limited-recourse obligations payable solely from the Assets available at such time in accordance with the Priority of Payments and following realization thereof and reduction thereof to zero, all obligations of and all claims against the Issuer hereunder or arising in connection herewith shall be extinguished and shall not thereafter revive. No recourse may be had under this Agreement against any beneficial owner, trustee, manager, employee, officer, partner, general partner, member or director of any party hereto (collectively, the “Associated Persons”), in respect of the transactions contemplated by this Agreement, it being expressly agreed and understood that this Agreement is solely an obligation of each of the parties hereto and that no personal liability whatever shall attach to or be incurred by any Associated Person under or by reason of the obligations, representations and agreements of the parties contained in this Agreement, or implied therefrom.

(b)             If any term, provision, covenant or condition of this Agreement, or the application thereof to any party or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), shall continue in full force and effect, and such unenforceability, invalidity, or illegality shall not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Agreement shall not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties shall endeavor in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

(c)             This Agreement may only be amended or modified, and the provisions of this Agreement may only be waived, by a writing signed by each party hereto. This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by email (PDF) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

(d)             This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and permitted assigns and, with respect to Section 8 hereof, the beneficial owners, trustees, managers, officers, directors and controlling Persons thereof, and no other Person shall have any right or obligation hereunder. Neither this Agreement nor any right or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other parties, except that a party may make a transfer of all (but not less than all) of its rights and obligations under this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement). Any purported transfer that is not in compliance with this provision will be void.

(e)             This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating to this Agreement (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York.

(f)              If this Agreement is executed by or on behalf of any party hereto by a Person acting under a power of attorney given by such party, such Person hereby states that at the time of execution hereof such Person has no notice of revocation of the power of attorney by which such Person has executed this Agreement as such attorney.

(g)             Nothing contained in this Agreement (i) shall prevent the Initial Purchaser from entering into any agency agreements, underwriting agreements or other similar agreements governing the offer and sale of securities with any issuer or issuers of securities; or (ii) shall be construed in any way as precluding or restricting the Initial Purchaser’s right to sell or offer for sale any securities issued by any Person, including securities similar to, or competing with, any of the Subject Notes.

(h)             The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and the transactions contemplated hereby and thereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

[The rest of this page is intentionally left blank | signature pages follow]

If the foregoing correctly sets forth our agreement, please so indicate in the space provided below for that purpose, whereupon this Agreement and such acceptance hereof shall constitute a binding agreement between the Issuer and the Initial Purchaser on the date first set forth herein.

Very truly yours,

GOLUB CAPITAL PRIVATE CREDIT FUND CLO 2,
as Issuer

By:	Golub Capital Private Credit Fund, its trust manager

By:	/s/ Christopher Ericson
	Name:	Christopher Ericson
	Title:	Chief Financial Officer

Agreed and accepted as of the date first above written:

SG AMERICAS SECURITIES, LLC,
as Initial Purchaser

By:	/s/ Mark Lacerenza
	Name:	Mark Lacerenza
	Title:	Managing Director

[Signature Page to Note Purchase Agreement]

Schedule 1
Additional Representations, Warranties
and Covenants of the Issuer

1.             European Economic Area and United Kingdom

The Issuer represents and agrees that the Secured Notes will not be offered, sold or otherwise made available to any EEA Retail Investor in the European Economic Area (the “EEA”). For these purposes, an “EEA Retail Investor” means a person who is one (or more) of the following:

(a)             a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(b)             a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(c)             not a “qualified investor” as defined in Article 2 of Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the Secured Notes or otherwise making them available to EEA Retail Investors in the EEA has been prepared and therefore offering or selling the Secured Notes or otherwise making them available to any EEA Retail Investor in the EEA may be unlawful under the EU PRIIPs Regulation.

2.             United Kingdom

The Issuer represents, warrants and agrees that the Secured Notes will not be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any UK Retail Investor in the United Kingdom (the “UK”). For these purposes, a “UK Retail Investor” means a person who is one (or more) of the following:

(i)              a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

(ii)             a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA.

Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Secured Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Secured Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Schedule 2
Additional Representations, Warranties
and Covenants of the INITIAL PURCHASER

1.             European Economic Area (“EEA”)

The Initial Purchaser represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Secured Notes to any EEA Retail Investor in the EEA. For the purposes of this provision:

•	the expression “EEA Retail Investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a “qualified investor” as defined in the Prospectus Regulation; and

•	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Secured Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Secured Notes.

2.             United Kingdom

The Initial Purchaser represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Secured Notes to any UK Retail Investor in the UK. For the purposes of this provision:

•	the expression “UK Retail Investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the EUWA; or

(ii)	a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

•	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Secured Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Secured Notes.

The Initial Purchaser represents and agrees that:

(i)             within the UK, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Secured Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(ii)             it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Secured Notes in, from or otherwise involving the UK.

Schedule 3
SUBJECT Notes Purchased By the Initial Purchaser

Class of Securities	Aggregate Principal Amount	Purchase Price
Class A-1 Notes	U.S.$ 430,000,000	100%
Class A-2 Notes	U.S.$ 14,440,000	100%
Class B Notes	U.S.$ 59,650,000	100%
Class C Notes	U.S.$ 60,340,000	100%